Exhibit 99.1
Joint Filer Information
Form 4

Designated Filer:	Elevation Partners, L.P.

Other Joint Filers:	Elevation Associates, L.P., Elevation Associates, LLC, Elevation Employee Side Fund, LLC, Elevation Management, LLC, Paul Hewson, and Bret Pearlman

Addresses:	The principal business address of each of the joint filers listed above is 2800 Sand Hill Road, Suite 160, Menlo Park, CA 94025.

Date of Event Requiring Statement:	February 22, 2011

Issuer Name and Ticker or Trading Symbol:	Move Inc. [MOVE]

Signatures:	ELEVATION ASSOCIATES, L.P.
	By:	Elevation Associates, LLC, as General Partner

	By:	*

		Name:	Fred Anderson
		Title:	Manager

ELEVATION ASSOCIATES, LLC

	By:	*

		Name:	Fred Anderson
		Title:	Manager

ELEVATION EMPLOYEE SIDE FUND, LLC
	By:	Elevation Management, LLC, as Managing Member

	By:	*

		Name:	Fred Anderson
		Title:	Manager

ELEVATION MANAGEMENT, LLC

	By:	*

		Name:	Fred Anderson
		Title:	Manager

*

Paul Hewson

*

Bret Pearlman

* /s/ Tracy Hogan

Attorney-in-Fact for Reporting Persons pursuant to Power of Attorney
Date: February 23, 2011